Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Frequency Therapeutics, Inc. of our report dated July 18, 2019, relating to the consolidated financial statements of Frequency Therapeutics, Inc. and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

September 6, 2019